Exhibit 99.1

Usio Announces Fourth Quarter and Full Year Financial Results

Record Full Year Revenues, Processing Volume (up 19%) and Transactions Processed (up 30%)

SAN ANTONIO, March 18, 2026 (GLOBE NEWSWIRE) – Usio, Inc. ("Usio" or the "Company") (Nasdaq: USIO), a leading Fintech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, today announced financial results for the fourth quarter and year ended December 31, 2025.

Louis Hoch, Chairman and Chief Executive Officer of Usio, said, “I am pleased to report another year of positive Adjusted EBITDA1 and Cash Flow from Operations on solid revenue growth. In addition, we increased total processing volume to $8.4 billion, up 19% compared to 2024. As anticipated, the second half of the year was much improved from the first half, especially the fourth quarter, where revenue was up a strong 8% compared to the same quarter of 2024, providing a nice tail wind into fiscal 2026. Our goal is to continue to build our recurring revenue through innovative new products and services that not only appeal to the electronic payments needs of the market, but also earn us a greater share of our client's business to generate consistent attractive growth. Our highly scalable technology platform can support significant processing growth, so that we have a formula to drive strong improvement in cash flow and profits."

Results for the quarter were driven by revenue growth in our three largest businesses, ACH and complementary services, Credit Card and Output Solutions with full year revenue growth primarily attributable to the ongoing strength of ACH and complementary services.

ACH and complementary services generated another quarter of over 30% revenue growth during the fourth quarter compared to the same quarter of 2024 and ended the year up 33% for the year compared to 2024, in large part reflecting success cross-selling ACH into existing credit card and prepaid accounts. ACH had both record processing volume and transactions in both the quarter and the year. Credit card revenue growth remained solid, up 7% for the quarter and 3% for the year, in each case, as compared to the same period of 2024, where growth net of our legacy portfolio, primarily PayFac, was 13% for the quarter and 7% for the year, in each case, as compared to the same period of 2024. Our credit card business line also posted record volume and transactions. Output Solutions had a strong fourth quarter, growing revenues a healthy 6% compared to the same quarter of 2024, driving flat results for the year and has entered the new year with strong momentum that is already evident in the early months of 2026. Card issuing results were down from a year ago with virtually all of the decrease attributable to one of our best clients losing a large customer.

Gross margins were down modestly for both the quarter and the year, in each case, as compared to the same period of 2024, due primarily to product mix as well as a decrease in interest revenues, which carry a 100% margin. Selling, general and administrative expenses were up 10% for the year compared to the prior year, reflecting continued investment into our technology and support teams. It was also another year of strong cash flow, which was used to invest in strengthening the business and to repurchase $1.1 million of our stock over the course of 2025. The Company continues to enjoy a strong, essentially unlevered balance sheet, providing, in our view, more than sufficient resources to effect opportunistic organic and non-organic growth strategies. This is a strong set up for what we believe will be another year of both top line and Adjusted EBITDA1 growth in 2026.

Fiscal 2026 Guidance

The Company continues to expect strong 10 - 12% growth in revenue in 2026 while also anticipating continued positive Adjusted EBITDA1. Our guidance is conditioned upon there being no appreciable deterioration in economic conditions.

Fourth Quarter 2025 Financial Summary

Revenues were $22.2 million for the fourth quarter of 2025, up 8% compared to $20.6 million in the same period in 2024.

	Three Months Ended December 31,
	(in millions, except percentages)
	2025	2024	$ Change	% Change

ACH and complementary service revenue	$6.1	$4.6	$1.5	33%
Credit card revenue	7.7	7.2	0.5	7%
Prepaid card services revenue	2.6	3.0	(0.5)	(16)%
Output Solutions revenue	5.4	5.1	0.3	6%
Interest - ACH and complementary services	0.2	0.2	(0.0)	(1)%
Interest - Prepaid card services	0.2	0.3	(0.1)	(46)%
Interest - Output Solutions	0.0	0.0	0.0	19%
Total Revenues	$22.2	$20.6	$1.7	8%

Revenues were up in our three largest businesses during the quarter with ACH and complementary services up 33%, credit card revenues up 7% and Output Solutions up 6%, in each case, as compared to the fourth quarter of 2024. Within our credit card business line, revenue net of our legacy portfolio, primarily PayFac, was up 13% compared to the fourth quarter of 2024. This growth was offset by a decrease in Prepaid revenues

Gross profits for the fourth quarter of 2025 were $4.9 million, down 4% from $5.1 million in the same period of 2024. Gross margins were 21.9% compared to 24.6% in the same period of 2024. Gross margins in the quarter primarily reflected a shift in revenue mix, as our higher margin prepaid revenues declined, and lower margin revenues from complementary services in our ACH and complementary service business lines increased, such as PINless debit. Margins in the fourth quarter of 2025 were also impacted by a decline in interest revenues versus the prior year period due to the lower interest rates and cash balances in the 2025 period.

The Company had an operating loss of $1.3 million for the fourth quarter of 2025, compared to an operating loss of $0.6 million in the same period of 2024, as result of increased in SG&A expense and lower gross profit margins.

Adjusted EBITDA1 was negative $0.2 million in the fourth quarter of 2025, down $0.7 million from $0.5 million in the same period in 2024, due primarily to lower gross profit margins and a 12% increase in SG&A expense.

For the fourth quarter of 2025, the Company generated $0.4 million of interest revenue compared to $0.5 million in the same quarter of 2024.

Net loss in the fourth quarter of 2025 was $1.5 million, or $(0.05) per share, compared to net income of $0.6 million, or $0.02 per share, for the same period in 2024. Results in the prior year quarter included the receipt and recognition of approximately $1.5 million in funds related to the employee retention tax credit.

During the fourth quarter of 2025, the Company repurchased 206,149 shares of its common stock at an average price of $1.46 for a total cost of $300,872 as part of its share buyback program.

1 See reconciliation of non-GAAP financial measures below.

Financial Results for Full Year 2025

Revenues for 2025 were $85.4 million, up 3% from $82.9 million for 2024.

	Year Ended December 31,
	(in millions, except percentages)
	2025	2024	$ Change	% Change

ACH and complementary service revenue	$22.2	$16.7	$5.5	33%
Credit card revenue	30.0	29.3	0.7	3%
Prepaid card services revenue	11.0	14.1	(3.1)	(22)%
Output Solutions revenue	20.6	20.6	0.0	0%
Interest - ACH and complementary services	0.7	0.8	(0.0)	(6)%
Interest - Prepaid card services	0.6	1.3	(0.7)	(54)%
Interest - Output Solutions	0.2	0.2	0.0	13%
Total Revenues	$85.4	$82.9	$2.5	3%

The Company experienced strong revenue growth during 2025 in its ACH and complementary services business segment, seeing a $5.5 million, or 33%, increase over 2024. Credit card revenues for 2025 were also up 3% compared to 2024, with our non-legacy credit card book of business, primarily PayFac, growing 7% in 2025 compared to 2024, mitigating attrition in our legacy credit card portfolio. Output Solutions revenues were flat on the year compared to the prior year, with revenue ramping up especially in the fourth quarter to offset a slow first half. Prepaid card services revenues were down during 2025 compared to 2024 for the reason previously noted. Total interest revenues were down 33%, or $0.8 million, during 2025 as compared to 2024 due to lower interest bearing deposits throughout 2025, alongside declines in interest rates.

Gross profit for the year ended December 31, 2025 was $19.7 million, up 0.4% from $19.6 million in 2024. Gross margins were 23.1% for the year ended December 31, 2025 compared to 23.7% in 2024, generally reflecting a shift in business mix and decline in interest revenues over the year.

The Company reported $1.3 million in Adjusted EBITDA1 for the year ended December 31, 2025, compared to $2.9 million in 2024, due primarily to the increase in SG&A expense in 2025. The Company's 2025 year end cash balance was down only $0.6 million over the course of the year, despite utilizing $1.1 million on share repurchases in 2025. The Company reported a net loss of $2.5 million for 2025 compared to net income of $3.3 million for 2024. Net income in 2024 included approximately $3.1 million in federal tax benefit, alongside $1.7 million in federal employee retention tax credits. The Company reported a loss of $(0.09) per share in 2025, compared to earnings of $0.12 per share in 2024.

Conference Call and Webcast

Usio, Inc.'s management will host a conference call with a live webcast Wednesday, March 18, 2026 at 4:30 pm Eastern time to provide a business update. To listen to the conference call, interested parties within the U.S. should call +1-844-883-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the Company’s website at www.usio.com/invest.

A replay of the call will be available approximately one hour after the end of the call through April 18, 2026. The replay can be accessed via the Company’s website or by dialing +1-855-669-9658 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 3099768.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), is a leading Fintech company that operates a full stack of proprietary, cloud-based integrated payment and embedded financial solutions in a single ecosystem to a wide range of merchants, billers, banks, service bureaus and card issuers. The Company operates credit/debit and ACH payment processing platforms, as well as a turn-key card issuing platform to deliver convenient, world-class payment solutions and services to their clients. The Company, through its Usio Output Solutions division, offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector. Usio is headquartered in San Antonio, Texas, and has a development office in Austin, Texas.

Websites: www.usio.com, www.payfacinabox.com, www.akimbocard.com and www.usiooutput.com. Find us on Facebook® and Twitter.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA, adjusted EBITDA, and adjusted EBITDA margins, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with U.S. generally accepted accounting principles ("GAAP"), but believes that also discussing non-GAAP financial measures is helpful to investors as it provides them with financial measures the Company uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as costs related to acquisitions. The Company defines adjusted EBITDA margins as adjusted EBITDA, as defined above, divided by total revenues. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA, adjusted EBITDA, and adjusted EBITDA margins as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

Management believes EBITDA, adjusted EBITDA, and adjusted EBITDA margins are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded.

EBITDA, adjusted EBITDA, and adjusted EBITDA margins should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue, or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA, adjusted EBITDA, and adjusted EBITDA margins have limitations as analytical tools and you should not consider these Non-GAAP measures in isolation or as a substitute for analysis of our operating results as reported under GAAP.

1 See reconciliation of non-GAAP financial measures below.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. These forward-looking statements are identified by the use of words such as "believe," "could," "should," "intend," "look forward," "anticipate," "schedule,” and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to the loss of key resellers, an economic downturn, the security of our software, hardware and information, realization of opportunities from acquisitions, the management of the Company's growth, the relationships with the Automated Clearing House network, bank sponsors, third-party card processing providers and merchants, the volatility of the stock price, the need to obtain additional financing, risks associated with new legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including in its annual report on Form 10-K for the fiscal year ended December 31, 2025. One or more of these factors have affected, and in the future could affect, the Company’s businesses and financial results and could cause actual results to differ materially from plans and projections. Although the Company believes that the assumptions underlying the forward-looking statements included in this release are reasonable, the Company can give no assurance that such assumptions will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to management. The Company assumes no obligation to update any forward-looking statements, except as required by law.

Contact:

Paul Manley

Senior Vice President, Investor Relations

Paul.Manley@usio.com

612-834-1804

USIO, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$7,434,051	$8,056,891
Settlement processing assets	74,180,475	47,104,006
Prepaid card load assets	27,623,728	25,648,688
Customer deposits	2,281,220	1,918,805
Accounts receivable, net	5,274,586	5,053,639
Accounts receivable, tax credit	—	1,494,612
Inventory	461,675	403,796
Prepaid expenses and other	1,359,382	585,500
Merchant reserves	4,795,537	4,890,101
Total current assets	123,410,654	95,156,038

Property and equipment, net	4,157,393	3,194,818

Other assets:
Intangibles, net	9,759	881,346
Deferred tax asset, net	4,526,228	4,580,440
Operating lease right-of-use assets	2,423,231	3,037,928
Other assets	362,949	357,877
Total other assets	7,322,167	8,857,591

Total Assets	$134,890,214	$107,208,447

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$880,590	$1,256,819
Accrued expenses	3,326,445	3,366,925
Operating lease liabilities, current portion	639,805	612,680
Equipment loan, current portion	289,317	147,581
Settlement processing obligations	74,180,475	47,104,006
Prepaid card load liabilities	27,623,728	25,648,688
Customer deposits	2,281,220	1,918,805
Merchant reserve obligations	4,795,537	4,890,101
Total current liabilities	114,017,117	84,945,605

Non-current liabilities:
Equipment loan, non-current portion	1,074,711	571,862
Operating lease liabilities, non-current portion	1,885,983	2,534,017
Total liabilities	116,977,811	88,051,484

Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares issued and outstanding in 2025 and 2024	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 31,562,178 and 29,902,415 issued and 27,729,704 and 26,609,651 outstanding in 2025 and 2024, respectively	31,562	198,317
Additional paid-in capital	102,363,590	99,676,457
Treasury stock, at cost; 3,832,474 and 3,292,764 shares in 2025 and 2024, respectively	(6,837,181)	(5,770,592)
Deferred compensation	(7,100,573)	(6,914,563)
Accumulated deficit	(70,544,995)	(68,032,656)
Total stockholders' equity	17,912,403	19,156,963

Total Liabilities and Stockholders' Equity	$134,890,214	$107,208,447

USIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues	$22,243,253	$20,560,088	$85,393,626	$82,931,840
Cost of services	17,369,785	15,495,310	65,700,927	63,317,396
Gross profit	4,873,468	5,064,778	19,692,699	19,614,444

Selling, general and administrative:
Stock-based compensation	499,994	564,300	1,743,893	2,093,406
Other expenses	5,079,345	4,547,694	18,362,187	16,728,081
Depreciation and amortization	553,009	555,581	1,946,224	2,263,302
Total operating expenses	6,132,348	5,667,575	22,052,304	21,084,789

Operating loss	(1,258,880)	(602,797)	(2,359,605)	(1,470,345)

Other income:
Interest income	92,792	116,558	407,160	464,746
Other income	—	1,476,272	5,000	1,737,685
Interest expense	(17,177)	(12,267)	(52,083)	(53,802)
Other income, net	75,615	1,580,563	360,077	2,148,629

Income (loss) before income taxes	(1,183,265)	977,766	(1,999,528)	678,284

Federal income tax expense (benefit)	54,212	109,613	54,212	(3,076,440)
State income tax expense	258,152	239,227	458,599	449,227
Income taxes	312,364	348,840	512,811	(2,627,213)

Net Income (loss)	$(1,495,629)	$628,926	$(2,512,339)	$3,305,497

Earnings (loss) Per Share
Basic income (loss) per common share:	$(0.05)	$0.02	$(0.09)	$0.12
Diluted income (loss) per common share:	$(0.05)	$0.02	$(0.09)	$0.12
Weighted average common shares outstanding
Basic	27,480,732	27,162,675	26,926,838	26,852,129
Diluted	27,480,732	27,162,675	26,926,838	26,852,129

USIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2025	December 31, 2024
Operating Activities
Net income (loss)	$(2,512,339)	$3,305,497
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and Amortization	1,946,224	2,263,302
Loss on disposal of equipment	—	18,340
Deferred federal income tax expense (benefit)	54,212	(3,076,440)
Employee stock-based compensation	1,743,893	2,093,406
Allowance for expected credit losses	80,132	5,000
Reserve for processing losses	(112,179)	(70,588)
Changes in operating assets and liabilities:
Accounts receivable	(301,079)	505,499
Accounts receivable, tax credit	1,494,612	(1,494,612)
Prepaid expenses and other	(773,882)	(141,429)
Operating lease right-to-use assets	614,697	(617,146)
Other assets	(5,072)	(2,520)
Inventory	(57,879)	19,012
Accounts payable and accrued expenses	(304,530)	(138,087)
Operating lease liabilities	(620,909)	593,937
Merchant reserves	(94,564)	(419,994)
Customer deposits	362,415	53,074
Net cash provided by operating activities	1,513,752	2,896,251

Investing Activities
Purchases of property and equipment	(435,014)	(195,877)
Capitalized labor for internal use software	(1,102,368)	(796,004)
Sale of equipment	—	47,500
Net cash used by investing activities	(1,537,382)	(944,381)

Financing Activities
Payments on equipment loan	(147,157)	(106,807)
Proceeds from equipment loan	791,742	—
Proceeds from issuance of common stock	90,645	97,663
Purchases of treasury stock	(1,066,589)	(1,408,442)
Assets held for customers	29,051,509	(3,725,882)
Net cash provided (used) by financing activities	28,720,150	(5,143,468)

Change in cash, cash equivalents, customer deposits and merchant reserves	28,696,520	(3,191,598)
Cash, cash equivalents, customer deposits and merchant reserves, beginning of year	87,618,491	90,810,089

Cash, Cash Equivalents, Settlement Processing Assets, Prepaid Card Load Assets, Customer Deposits and Merchant Reserves, End of Year	$116,315,011	$87,618,491

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$52,083	$53,802
Income taxes	—	290,144
Non-cash operating activities:
Right of use assets obtained in exchange for operating lease liabilities	$—	$1,156,543
Non-cash investing and financing activities:
Issuance of deferred stock compensation	$1,324,800	$1,497,300
Issuance of common stock for PostCredit acquisition	500,000	—

USIO, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2023	28,661,406	$197,087	$97,479,830	$(4,362,150)	$(6,907,775)	$(71,338,153)	$15,068,839

Issuance of common stock under equity incentive plan	1,189,050	1,178	2,130,336	—	(1,497,300)	—	634,214
Reversal of deferred compensation amortization that did not vest	66,959	67	97,596	—	—	—	97,663
Deferred compensation amortization	(15,000)	(15)	(31,305)	—	31,320	—	—
Non-cash return of treasury stock	—	—	—	—	1,459,192	—	1,459,192
Purchase of treasury stock, at cost	—	—	—	(1,408,442)	—	—	(1,408,442)
Net income	—	—	—	—	—	3,305,497	3,305,497

Balance at December 31, 2024	29,902,415	$198,317	$99,676,457	$(5,770,592)	$(6,914,563)	$(68,032,656)	$19,156,963

Adjustment to par value of common stock	—	(168,415)	168,415	—	—	—	—
Issuance of common stock under equity incentive plan	1,243,575	1,243	1,928,490	—	(1,324,800)	—	604,933
Issuance of common stock under employee stock purchase plan	61,578	62	90,583	—	—	—	90,645
Issuance of common stock for software acquisition	354,610	355	499,645	—	—	—	500,000
Deferred compensation amortization	—	—	—	—	1,138,790	—	1,138,790
Purchase of treasury stock, at cost	—	—	—	(1,066,589)	—	—	(1,066,589)
Net loss	—	—	—	—	—	(2,512,339)	(2,512,339)

Balance at December 31, 2025	31,562,178	$31,562	$102,363,590	$(6,837,181)	$(7,100,573)	$(70,544,995)	$17,912,403

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Reconciliation from Operating Income/(Loss) to Adjusted EBITDA:
Operating income (loss)	$(1,258,880)	$(602,797)	$(2,359,605)	$(1,470,345)
Depreciation and amortization	553,009	555,581	1,946,224	2,263,302
EBITDA	(705,871)	(47,216)	(413,381)	792,957
Non-cash stock-based compensation expense, net	499,994	564,300	1,743,893	2,093,406
Adjusted EBITDA	$(205,877)	$517,084	$1,330,512	$2,886,363

Calculation of Adjusted EBITDA margins:
Revenues	$22,243,253	$20,560,088	$85,393,626	$82,931,840
Adjusted EBITDA	(205,877)	517,084	1,330,512	2,886,363
Adjusted EBITDA margins	(0.9)%	2.5%	1.6%	3.5%